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EXHIBIT 4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use of our reports dated March 1, 2017 relating to the combined financial statements of Granite Real Estate Investment Trust and Granite REIT Inc. (collectively, the "Trust") and the effectiveness of the Trust's internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended December 31, 2016.

Toronto, Canada March 1, 2017	/s/ DELOITTE LLP Deloitte LLP Chartered Professional Accountants, Licensed Public Accountants

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  EXHIBIT 4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM